As filed with the Securities and Exchange Commission on May 14, 2015

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Wyoming	36-4787690
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Suite 400, 41 University Drive	18940
Newtown, Pennsylvania

(Address of Principal Executive Offices)	(Zip Code)

June 2014 Stock Incentive Plan
(Full Title of the Plan)

Philippe Deschamps
President, Chief Executive Officer and a Director
Helius Medical Technologies, Inc.
Suite 400, 41 University Drive
Newtown, Pennsylvania 18940
(Name and Address of Agent for Service)

(215) 809-2018
(Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Trevor J. Chaplick, Esq.
Proskauer Rose LLP
1001 Pennsylvania Avenue, NW
Suite 600 South
Washington, DC 20004
Tel: (202) 416-6829
Fax: (202) 416-6899

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Class A Common Stock	12,108,016	$2.17	$26,274,395	$3,053.08

(1)

This Registration Statement covers 12,108,016 shares of the Class A Common Stock, without par value (the “Common Stock”) of Helius Medical Technologies, Inc. (the “Registrant”) available for issuance under the Registrant’s June 2014 Stock Incentive Plan (the “Stock Plan”). Further, this Registration Statement registers such additional shares of Common Stock as may be offered or issued under the Stock Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that results in an increase in the number of the outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Stock Plan.

(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 based on the average of the bid and asked price as of May 7, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The Registrant’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2015 and as amended, including the description of the Registrant’s Common Stock set forth therein, is incorporated herein by reference.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interest of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            Wyoming Business Corporation Act (the “WBCA”)

            The WBCA, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein.

            The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            The WBCA provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

            The Registrant’s Articles of Continuance

            Article 14 of the Registrant’s Articles of Continuance provides for indemnification of the Registrant’s directors and officers as follows:

            PERSONAL LIABILITY; INDEMNIFICATION; ADVANCEMENT OF EXPENSES: To the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or to its shareholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph 14 shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment. The Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Company. Any amendment, repeal or modification of this paragraph 14 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

            Registrant’s Bylaws

            The Registrant’s Bylaws provide that the Registrant shall indemnify a director as required by the mandatory indemnification provisions of the WBCA, to the extent applicable, and as otherwise provided in the Registrant’s Articles of Incorporation.

            Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Registrant for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Articles of Continuation (incorporated by reference to Exhibit 3.1 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)

4.2

Articles of Amendment filed with the Wyoming Secretary of State on July 3, 2014 (incorporated by reference to Exhibit 3.2 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)

4.3

Articles of Amendment filed with the Wyoming Secretary of State on April 27, 2015 (incorporated by reference to Exhibit 3.3 to the Form 10-12G/A filed with the Securities and Exchange Commission on May 4, 2015)

4.4	Bylaws (incorporated by reference to Exhibit 3.3 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)

4.5	First Amendment to the Bylaws (incorporated by reference to Exhibit 3.4 to the Amendment to Form S-1 filed with the Securities and Exchange Commission on September 23, 2014)

4.6	Second Amendment to the Bylaws (incorporated by reference to Exhibit 3.6 to the Form 10-12G/A filed with the Securities and Exchange Commission on May 4, 2015)

5.1	Opinion of Holland & Hart LLP (filed herewith)

23.1	Consent of Davidson & Company LLP (filed herewith)

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	June 2014 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, State of Pennsylvania, on this 14th day of May, 2015.

HELIUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ Philippe Deschamps
Philippe Deschamps
Chief Executive Officer,
President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Helius Medical Technologies, Inc. hereby constitutes and appoints Philippe Deschamps and Amanda Tseng, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Helius Medical Technologies, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Philippe Deschamps	Chief Executive Officer, President and	May 14, 2015
Philippe Deschamps	Directors (Principal Executive Officer)

/s/ Amanda Tseng	Chief Financial Officer (Principal	May 14, 2015
Amanda Tseng	Financial Officer and Principal
Accounting Officer)

/s/ Savio Chiu	Director	May 14, 2015
Savio Chiu

/s/ Yuri Danilov	Director	May 14, 2015
Yuri Danilov

/s/ Mitch Tyler	Director	May 14, 2015
Mitch Tyler

/s/ Edward M. Straw	Director	May 14, 2015
Edward M. Straw

/s/ Joyce LaViscount	Director	May 14, 2015
Joyce LaViscount

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Continuation (incorporated by reference to Exhibit 3.1 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)

4.2

Articles of Amendment filed with the Wyoming Secretary of State on July 3, 2014 (incorporated by reference to Exhibit 3.2 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)

4.3

Articles of Amendment filed with the Wyoming Secretary of State on April 27, 2015 (incorporated by reference to Exhibit 3.3 to the Form 10-12G/A filed with the Securities and Exchange Commission on May 4, 2015)

4.4	Bylaws (incorporated by reference to Exhibit 3.3 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)

4.5	First Amendment to the Bylaws (incorporated by reference to Exhibit 3.4 to the Amendment to Form S-1 filed with the Securities and Exchange Commission on September 23, 2014)

4.6	Second Amendment to the Bylaws (incorporated by reference to Exhibit 3.6 to the Form 10-12G/A filed with the Securities and Exchange Commission on May 4, 2015)

5.1	Opinion of Holland & Hart LLP (filed herewith)

23.1	Consent of Davidson & Company LLP (filed herewith)

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	June 2014 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Form S-1 filed with the Securities and Exchange Commission on July 14, 2014)